UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2019, the Compensation Committee of the Board of Directors of Euronet Worldwide, Inc. (the “Company” or “Euronet”) approved the grant of special executive equity performance awards (the “Performance Awards”) to certain key executives of the Company other than the Chief Executive Officer. Each of the following executives were awarded 27,049 performance based Restricted Stock Units (RSUs) and 83,127 performance based options to purchase Euronet common shares at a price of $141.03 per share: Juan Bianchi, Executive Vice President and CEO of the Money Transfer Division; Nikos Fountas, Executive Vice President and CEO of the EFT Europe, Middle East and Africa Division; Kevin Caponecchi, Executive Vice President and CEO of the epay, Software and EFT Asia Pacific Division; and Rick Weller, Executive Vice President and Chief Financial Officer. The Performance Awards were granted under and in accordance with the Company’s 2006 Stock Incentive Plan. The Performance Awards are subject to vesting as follows:

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The Performance Awards granted to each executive officer consist of two tranches with different performance vesting conditions for each tranche. The first tranche consists of 8,863 RSUs and 27,239 options to purchase Euronet common shares which vest conditioned upon Euronet achieving a constant currency adjusted earnings per share compounded annual growth rate equaling or exceeding three percent. The second tranche consists of 18,186 RSUs and 55,888 options to purchase Euronet common shares which vest proportionally based upon Euronet achieving constant currency adjusted earnings per share compounded annual growth rates up to 25%, with 100% of the awards vesting upon achievement of a growth rate of 25% or more over the 5 years.

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One-half of each tranche of Performance Awards granted to each executive officer vests upon the achievement of the above performance goals upon determination of annual results for 2022, and the remaining one-half of each tranche vests upon the achievement of the performance goals upon determination of annual results for 2023. Any RSUs or options that do not vest by the fifth year will be forfeited.

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If any of the executive officers receiving Performance Awards terminates employment with the Company prior to the vesting dates described above, any unvested amounts will be forfeited.  If any of the executive officers are terminated without cause by the Company prior to the vesting dates described above, any unvested Performance Awards will vest based on the actual compounded annual growth rate of constant currency adjusted earnings per share for the period completed prior to the termination of the executive officer proportionately applied to the period of employment through the termination date plus the 24-month severance period provided in the executive’s employment agreement.

•
If there is a change of control of the Company, any unvested Performance Awards will vest subject to continued service, with the amount vested being based on the actual compounded annual growth rate of constant currency adjusted earnings per share for the period completed prior to the occurrence of the change of control. The resulting values will then be converted into RSUs of the acquiring company or cash obligations to be vested or paid to the executive officer in accordance with the original award vesting dates.  If, following a change of control, the executive is terminated without cause or the executive resigns for good reason (good reason being the executive's role is significantly reduced in scope and responsibilities or the executive is required to relocate more than 50 miles), the RSUs or cash rights will become immediately payable.  The Compensation Committee believes the inclusion of change of control vesting criteria both incents the leadership team to be supportive of any potential change in control and promotes leadership retention following an acquisition of the Company.

•	Euronet believes the performance conditions for achievement and vesting of the Performance Awards are directly aligned with improvements in shareholder value.

Euronet believes that the Performance Awards will provide continued motivation to the leadership team to remain with the Company and capitalize on opportunities in the payments industry to continue to grow shareholder value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President & General Counsel
Date: April 10, 2019